THE  SECURITIES  OFFERED  HEREBY  HAVE  NOT  BEEN  REGISTERED  PURSUANT  TO  THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND
QUALIFICATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE SECURITIES OFFERED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                          DEBENTURE PURCHASE AGREEMENT

     This DEBENTURE PURCHASE AGREEMENT (this "Agreement") is entered into as of the ___ day of ____, ____ between _________________, a _____ company
("Purchaser"), and GenesisIntermedia.com, Inc., a Delaware corporation (the "Company").

     WHEREAS the Company is in the business of conducting business as an integrated marketing solutions provider utilizing conventional media and interactive multimedia technologies as described in the Company's Registration Statement on Form SB-2 (File No. 333-66281) on file with the United States Securities and Exchange Commission (the "SEC") (as amended through Amendment No. 6, the "Registration Statement"); and

     WHEREAS the Company desires to issue and sell a debenture and a warrant to purchase shares of its common stock to Purchaser pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act") provided by Regulation S promulgated thereunder ("Regulation S ") and Purchaser desires to acquire such debenture and warrant, on the terms and conditions set forth herein and in compliance with Regulation S.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         Section 1         ISSUANCE OF SECURITIES.

     Section 1.1 Purchase and Sale of Securities; the Closing; EscrowSection 1.2 Purchase and Sale of the Securities; the ClosingSection 1.2 Purchase and Sale of the Securities; the Closing. In reliance upon the representations of the Company contained in Section 1.6 hereof and subject to the terms and conditions set forth herein, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company a debenture in the principal amount of __________ United States Dollars (US$_______) (the "Debenture") and a warrant to purchase the number of shares of common stock of the Company, par value $.001 (the "Common Stock"), equivalent to the quotient obtained by dividing the principal amount of the Debenture by the per share purchase price of $___, or ______ shares of Common Stock of the Company (the "Warrant," together with the Common Stock underlying the Warrant and the Debenture, the "Securities"), in consideration of the payment by Purchaser to the Company of __________United States Dollars (US$_____) (the "Purchase Price").

     Section 1.2 Exercise and Redemption of Warrant.

     (a) The Warrant shall have a per share exercise price of one hundred twenty percent (120%) of the price at which the Common Stock of the Company is offered to the public in the Company's registered initial public offering (the "IPO Price"). The Purchaser shall tender the Warrant certificate it receives at the Closing (the "Closing") of the purchase and sale of the Securities, together with an executed Election for Exercise form and payment for the shares issuable upon such exercise, to the Company at the address specified in Section 5.5 hereof. Within ten (10) days of its receipt of such form and payment, the Company shall cause its transfer agent to return, by overnight carrier, a certificate or certificates representing the number of shares of Common Stock issuable upon the Purchaser's election to exercise its rights under the Warrant and a new Warrant certificate representing the remaining balance of the shares purchasable under the Warrant to the Purchaser.

     (b) The Warrant shall be redeemable by the Company at its option at a per share redemption price of $.01 at any time after the share price of the Common Stock of the Company shall have closed for twenty (20) consecutive trading days at a price equal to or greater than two hundred percent (200%) of the IPO Price. In the event that the Company provides notice to the Purchaser pursuant to
Section 5.5 hereof that the Company intends to exercise its right of redemption in accordance with this Section 1.2(b), the Purchaser shall have the right to exercise the Warrant within fifteen (15) business days of the date of its receipt of such notice.

     Section  1.3 Shares  Issuable  Upon  Exercise  of  Warrant;  Expiration  of
Warrant.

     (a) One-third of the total number of shares of Common Stock issuable to the Purchaser upon exercise of the Warrant may be transferred or sold by the Purchaser in a cumulative fashion on the 120th, 240th and 360th days, respectively, following the date on which the Company's Registration Statement is declared effective by the SEC (the "Effectiveness Date"). The shares issuable upon exercise of the Warrant shall not be subject foregoing contractual restrictions in the event that the Purchaser elects to exercise the Warrant in accordance with Section 1.2(b) hereof.

     (b) Resales of any of the shares issuable upon exercise of the Warrant by the Purchaser must be made in accordance with Rules 901 through 905 and Preliminary Notes of Regulation S, the registration requirements of the Securities Act or an exemption therefrom. Regulation S generally provides that resales may be not be effected within the United States or to U.S. persons or for the account or benefit of U.S. persons prior to the expiration of the one
(1) year distribution compliance period described in Rule 903; provided, however, that resales may be made at any time to non-U.S. persons in an "offshore transaction," in accordance with Rule 902 and 904.

     (c) The Warrant shall expire at 5:00 p.m. Pacific Time on May 18, 2002, three (3) years from the date of issuance.

     Section 1.4 The Terms of the Debenture. The holder of the Debenture issued pursuant to this Agreement shall be entitled to receive the principal amount of the Debenture, _________ United States Dollars (US$_______), together with accrued but unpaid interest thereon at a rate equal to __________ Percent (___%) per annum (i) on the thirtieth (30th) day following the date on which the Company's Registration Statement is declared effective by the SEC (the "Maturity Date") or (ii) in the event that the Company's Registration Statement has not been declared effective by the SEC within 180 days of the date of the Debenture (the "Registration Period"), upon the demand of the Purchaser. The Company shall make payments of accrued and unpaid interest on the principal amount of the Debenture within ten (10) days of the last day of each quarter of the Company's fiscal year, commencing on June 30, 1999 and terminating on the Maturity Date or, in the event that the Registration Statement has not been declared effective by the SEC during the Registration Period, upon demand for repayment of principal.

     Section 1.5 The Closing. The Closing shall be held at 10:00 a.m., Pacific Time on _____, 19___ (the "Closing Date"), at the principal executive offices of the Company or at such other time or place or on such other date as the parties hereto may mutually agree. On the Closing Date, the Company will deliver to the Purchaser through the escrow (the "Escrow") established pursuant to that certain escrow agreement (the "Escrow Agreement") dated as of _____, 19__ between the Company, Millennium Financial Group, Inc. and Nida & Maloney, P.C. (the "Escrow Agent") an instrument and a certificate representing the Debenture and the Warrant, respectively, and the Purchaser will deliver to the Company through the Escrow immediately available funds in the amount of the Purchase Price by wire transfer to the escrow account provided in the Escrow Agreement and set forth below (or such other account as may be established by the parties):

                             Montecito Bank & Trust
                                1000 State Street
                            Santa Barbara, CA 93101
                       ABA # _____________ Attorney Trust
                          Account Account # __________
                             Attn: _______________
          GenesisIntermedia.com, Inc.- Millennium Financial Transaction

     Section  1.6  Representations  and  Warranties  of the  Company.

     The Company represents and warrants to Purchaser that on the date hereof and as of the Closing Date:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification. The Company has all requisite power to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

     (b) The execution, delivery and performance of this Agreement and all other documents and agreements contemplated hereby to be executed, delivered and performed by the Company, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by the Company. This Agreement and all other documents and agreements contemplated hereby to be executed and delivered by the Company have each been duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

     (c) The authorized and issued capital stock of the Company consists of the following: 25,000,000 authorized shares of Common Stock, par value $.001, 3,310,000 shares of which are issued and outstanding; and 5,000,000 authorized shares of preferred stock, par value $.001, 450,000 of which have been designated as Series A Convertible Preferred Stock and 142,858 shares of which are issued and outstanding. The Common Stock issuable upon exercise of the Warrant, upon payment of the exercise price therefor, will be duly and validly issued, fully paid and nonassessable.

     (d) The consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of this Agreement and any other documents or agreements contemplated hereby will not (i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, by-laws or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Governmental Person") applicable to the Company or (iii) violate any material provision of any statute or other rule or regulation of any Governmental Person applicable to the Company.

     (e) No consent, approval or authorization of, or registration, filing or declaration with, any person or entity is required for the transfer of the Securities or the valid delivery of the Securities or for the performance by the Company of this Agreement or any other documents or agreements contemplated hereby, other than the filings, registrations or qualifications under securities laws or that may be required to be made or obtained in connection with the offer, transfer, sale or delivery of the Securities or any interest therein.

     (f) (h) (h) Upon issuance (including payment of the purchase or exercise price therefor), Purchaser shall acquire good and marketable title to the Securities free and clear of all covenants, conditions, restrictions, liens, pledges, charges, encumbrances, options and adverse claims or rights of any kind whatsoever.

     Section 1.7  Representations,  Warranties and Covenants of Purchaser.

     Purchaser represents, warrants and covenants to the Company that on the date hereof, as of the Closing Date and as of the date of any exercise of the Warrant and any transfer of Securities:

     (a) Purchaser has all requisite power to execute and deliver this Agreement and any Security exercised, and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

     (b) The execution, delivery and performance of this Agreement and any Security exercised, and all other documents and agreements contemplated hereby and thereby, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by Purchaser. This Agreement, and all other documents and agreements contemplated hereby, including any Security exercised, have each been, or will be upon exercise, duly authorized, executed and delivered by, and each is the valid and binding obligation of, Purchaser enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

     (c) Purchaser is a company organized under the law of ___________ having its principal place of business in Jersey. Purchaser is not a U.S. Person within the meaning of Regulation S.

     (d) Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act, and is acquiring the Securities for investment for its own account, and not with a view to distribution subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities. Purchaser is aware that it may be required to bear the economic risk of an investment in the Securities for an indefinite period, and it is able to bear such risk for an indefinite period. Purchaser acknowledges (i) that the Securities being and to be acquired by it are not being registered under the Securities Act on the grounds that the issuance of such securities is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering, (ii) that the Securities being and to be acquired by it are not being registered under the Securities Act on the grounds that the issuance of such securities is exempt from registration under Regulation S as being made in an offshore transaction (as defined in such Regulation) not to a U.S. person (as defined in such Regulation) and (iii) that the Company's reliance on such exemption is predicated in part on the representations made to the Company by the Purchaser in this Section 1.3.

     (e) Purchaser acknowledges and agrees that until one year after the conclusion of the transactions contemplated hereby, an offer or sale of the Securities within the United States may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with Rule 144A under the Securities Act. Purchaser agrees to comply with the offering restrictions provided in Rule 902(g) of Regulation S and that it will resell the Securities only in accordance with Rules 903 or 904 of Regulation S (copies of which have been provided to Purchaser), pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

     (f) Purchaser has received and reviewed a complete copy of the Company's Registration Statement on Form SB-2 and all amendments thereto and has had an opportunity to make such inquiry of management of the Company as Purchaser has desired.

     (g) Purchaser acknowledges receipt of a confirmation of the type described in the last sentence of Section 5.1.

     (h) Purchaser agrees to execute and deliver such market stand-off or lock-up agreements as the managing underwriter(s) for the Company's underwritten public offering(s) shall request in connection with such offering(s), in such form and in such manner as shall be requested by such managing underwriters. The agreement contained in this clause (h) shall relate to all securities of the Company owned, directly or indirectly, by Purchaser, whether acquired pursuant to this Agreement or otherwise.

     (i) Purchaser agrees not to enter into, directly or indirectly, any short sale or similar transactions involving the Company's Common Stock or any derivative security.

     Section 2 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to purchase and pay for the Debenture and the Warrant on the Closing Date shall be subject to the satisfaction on or before the Closing Date of the conditions hereinafter set forth:

     Section 2.1 Proceedings Satisfactory. All proceedings taken on or prior to the Closing Date in connection with the issuance of the Debenture and the Warrant and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory in form and substance to Purchaser and its counsel.

     Section 2.2 Representations True. All representations and warranties of the Company contained herein shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and the Company shall have performed in all respects all agreements on its part required to be performed under this Agreement on or prior to the Closing Date.

     Section 2.3 The Purchase by Purchaser Permitted by Applicable Laws. The sale by the Company and the payment for the Debenture and the Warrant to be purchased by Purchaser (i) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion, (ii) shall not subject Purchaser to any penalty under or pursuant to any applicable law or governmental regulation, and (iii) shall be permitted by the laws and regulations of the jurisdictions to which Purchaser is subject.

     Section 2.4 Execution and Delivery of Documents. Purchaser shall have received the following, duly executed and delivered and in form and substance satisfactory to Purchaser and its counsel: an instrument and a certificate representing the Debenture and the Warrant, respectively, and such other documents and information as Purchaser may reasonably request in connection herewith.

     Section 3 COVENANTS

     Section 3.1 Registration Rights.

     (a) The Company agrees to register the Common Stock to be issued upon exercise of the Warrant upon Purchaser's demand within ninety (90) days following the Effectiveness Date. If the Company determines that it will register the Common Stock issued upon exercise of the Warrant for any reason other than Purchaser's demand, Purchaser shall join in and cooperate with the Company in effecting such registration. If Purchaser shall fail to so cooperate with the Company in effecting such registration, this registration right shall lapse. Purchaser will also be permitted to participate in any registrations by the Company in firm commitment underwritings, pari passu with any other holders of piggy-back registration rights without preference, to the extent and in the manner permitted by the managing underwriter thereof.

     (b) Resales of any of the shares of Common Stock issuable upon exercise of the Warrant by the Purchaser must be made in accordance with Rules 901 through 905 and Preliminary Notes of Regulation S as set forth in Section 1.3(b) and shall be subject to the contractual restrictions set forth in Section 1.3(a).

     Section 3.2 Covenants of the Company. The Company covenants and agrees that:

     (a) Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect the Company's corporate existence in accordance with the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the foregoing shall not restrict any merger involving the Company, whether or not it is the surviving corporation.

     (b)  Taxes.   The  Company  shall  pay  prior  to  delinquency  all  taxes, assessments and governmental levies that may be imposed upon the Company, except as contested in good faith and by appropriate proceedings.

     (c) Compliance with Laws. The Company shall comply in all respects with all applicable laws, statutes and regulations of any Governmental Person, a violation of which would have a material adverse effect on the financial condition, operations, business, profits, prospects or properties of the Company or the validity or enforceability of this Agreement or any other documents or agreements contemplated hereby or thereby or any of the transactions contemplated hereby or thereby.

     (d) Payment of Expenses. In the event the transactions contemplated by this Agreement are consummated, the Company shall promptly pay to Purchaser all reasonable costs and out-of-pocket expenses of Purchaser, including without limitation its reasonable attorneys' fees, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the Debenture and the Warrant, and defense or enforcement costs related thereto.

     (e) Transfers. The Company shall refuse to register any transfer of any of the Securities not made in accordance with the provisions of Regulation S (Rule 901 through 905, and Preliminary Notes), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

     Section 4 TAXES.

     The Company will pay all taxes (including interest and penalties), other than taxes imposed on the income of Purchaser, which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery (but not the subsequent transfer) of any of the Securities or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Securities and will save Purchaser and all subsequent holders of the Securities harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax.

     Section 5 MISCELLANEOUS.

     Section 5.1 Regulation S; Private Placement; Legends. Purchaser acknowledges and agrees that none of the Securities have been registered under the Securities Act and none of the Securities may be offered or sold in the United States or to or for the benefit of U.S. Persons (as defined in Regulation
S) unless the Securities are registered under the Securities Act, or an exemption from such registration requirements is available. Each certificate representing any Securities shall bear a legend in substantially the following form:

         The securities represented by this certificate are subject to a Debenture Purchase Agreement dated as of ______, 19___, a copy of which is on file at the principal office of the Company and will be furnished to the holder on request to the Secretary of the Company.

     In addition, unless counsel to the Company shall have advised the Company that such legend is no longer needed, each certificate representing the Securities shall bear legends in substantially the following forms:

         [The securities represented by this certificate] [This Warrant and the securities to be issued upon its exercise] have not been registered pursuant to the Securities Act of 1933, as amended (the "Act"), or any state securities law, and [such securities] [this Warrant] may not be [sold, transferred or otherwise disposed of [or exercised by or] on behalf of any U.S. person unless the same [are] [is] registered and qualified in accordance with the Act and any applicable state securities laws, or in the opinion of counsel reasonably satisfactory to the Company such registration and qualification are not required (including under Regulation S) under the Act. Transfer of such securities is prohibited except in accordance with the provisions of

         Regulation S under the Act (Rule 901 through 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; hedging transactions involving such securities may not be conducted unless in compliance with the Act.

     Each distributor selling Securities to a distributor, a dealer (as defined in section 2(a)(12) of the Securities Exchange Act of 1934, as amended) or a person receiving a selling concession, fee or other remuneration, prior to one year after the consummation of the transactions contemplated by this Agreement, shall send a confirmation or other notice to the purchaser of the Securities that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor under Regulation S.

     Section 5.2 Indemnification. The Company agrees to indemnify, defend and hold harmless Purchaser and its successors, assigns, heirs, subsidiaries, affiliates and all of the officers, directors, employees, partners and agents (including attorneys and accountants) of each of the aforementioned persons or entities, and each of them, from and against any and all losses, claims, damages, liabilities, expenses, demands, causes of action, suits, debts, obligations, rights, promises, acts, agreements and damages of any kind or nature whatsoever, whether at law or in equity, whether known or unknown, foreseen or unforeseen, heretofore or hereafter arising out of, relating to, connected with or incidental to the failure of any representation or warranty made by the Company or in any other documents or agreements contemplated hereby or the failure of the Company to comply in all material respects with the covenants contained in this Agreement or in any other documents or agreements contemplated hereby.

     Section 5.3 Reliance on and Survival of Representations. All representations, warranties, covenants and agreements of the Company herein shall be deemed to be material and to have been relied upon by Purchaser and shall survive the execution and delivery of this Agreement and of the Securities.

     Section 5.4 Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, Purchaser and each of their respective successors and assigns. Purchaser shall be permitted to transfer the Securities in accordance with their terms and the terms of this Agreement and in accordance with applicable restrictions under applicable federal and state securities laws.

     Section 5.5 Notices. All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next business day delivery) or telecopied, addressed as set forth on the signature page hereof, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given in accordance with this Section. Any such notice or communication shall be deemed to have been duly given on the fifth day after being so mailed, the next business day after delivery by overnight courier, when received when transmitted by telecopy with confirmation of transmission or upon receipt when delivered personally.

     Section 5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Company or its counsel and the Company or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

     Section 5.7 Amendments. This Agreement may only be amended by a writing duly executed by the parties hereto.

     Section 5.8 Severability. If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 5.9 Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY SELECTED IN A DOCUMENT, THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. EACH PARTY
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY SHALL APPOINT AN AGENT FOR SERVICE OF PROCESS IN CALIFORNIA AND SHALL NOTIFY EACH OTHER PARTY OF ANY FUTURE CHANGE THEREIN.

     Section 5.10 Entire Agreement. This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

     Section 5.11 Further Assurances. Each party agrees promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

     Section 5.12 Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 5.13 Waiver of Jury Trial. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE SECURITIES OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SECURITIES.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first set forth above.

                                   PURCHASER

                                   [________________________]


                                    By:__________________________________
                                         Name:
                                         Title:

                                        Address for Notices:



                                         With a copy of any notice to:


                                          Attn: ____________________
                                          Telephone: ________________
                                          Facsimile: ________________

                                    THE COMPANY:

                                    GENESISINTERMEDIA.COM, INC.



                                    By:__________________________________
                                         Name:
                                         Title:

                                         Address for Notices:

                                         GenesisIntermedia.com, Inc.
                                         13063 Ventura Blvd.
                                         Studio City, CA 91604
                                         Attn:  Ramy El-Batrawi
                                         Telephone:  (818) 464-7270
                                         Facsimile:   (818) 464-7398

                                         With a copy of any notice to:

                                         Nida & Maloney, P.C.
                                         800 Anacapa Street
                                         Santa Barbara, CA 93101
                                         Attn: Theodore R. Maloney
                                         Telephone:  (805) 568-1151
                                         Facsimile:   (805) 568-1955

               SCHEDULE OF OMITTED DEBENTURE PURCHASE AGREEMENTS

Debenture Purchase Agreement dated April 2000 by and among Asty Capital AG and the Registrant.

Debenture   Purchase   Agreement   dated   April  2000  by  and  among   Newbury
ManagementLtd.and the Registrant.

Debenture Purchase Agreement dated May 2000 by and among Builders (Int'l) Ltd. and the Registrant.